Exhibit 99.1

RingCentral Announces Revenue Increase of 42% for Third Quarter 2013

RingCentral OfficeTM Annualized Exit Monthly Recurring Subscriptions up 69%

San Mateo, Calif. – November 5, 2013 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications solutions, today announced financial results for the third quarter ended September 30, 2013.

Highlights:

•	Revenue increased 42% year-over-year to $41.9 million.
•	Total annualized exit monthly recurring subscriptions were up 39% year-over-year to $160.6 million.
•	RingCentral OfficeTM annualized exit monthly recurring subscriptions were up 69% year-over-year to $100.5 million.
•	Net monthly subscription dollar retention was 99%.

“Our strong performance in the third quarter of 2013 was driven by the ongoing shift in business communications towards cloud-based solutions,” said Vlad Shmunis, RingCentral’s Chairman and CEO.  “As businesses continue to look for solutions that address today’s increasingly distributed and mobile workforce, our market leading technology is disrupting the traditional communications market.”

Financial Results of the Third Quarter 2013:

•

Revenue:  Total revenue was $41.9 million for the third quarter of 2013, up 42% from the third quarter of 2012.  Service revenue was $37.9 million for the third quarter of 2013, up 39% from the third quarter of 2012. Product revenue was $4.0 million, up 74% from the third quarter of 2012.

•

Net Income (Loss):  Net income (loss) per diluted share was ($0.36) for the third quarter of 2013 compared with ($0.43) for the third quarter of 2012.  Non-GAAP net income (loss) per diluted share was ($0.32) for the third quarter of 2013, compared with ($0.39) per diluted share for the third quarter of 2012.

•

Balance Sheet:  Total cash and marketable securities at the end of the third quarter of 2013 was $25.5 million, up from $19.4 million at the end of the second quarter of 2013.  This amount excludes the approximately $100 million of net proceeds from our initial public offering, which was funded in October 2013.

Third Quarter 2013 and Recent Business Highlights:

•	Effected Initial Public Offering and began trading on the New York Stock exchange on September 27, 2013.
•	Appointed Walt Weisner as Senior Vice President of Global Customer Care, and David Lee as Vice President of Product Management.
•	Launched RingCentral OfficeTM in the United Kingdom.

“We are pleased to have completed our initial public offering and listed on the New York Stock Exchange, which provides us with increased financial resources, brand exposure, and added visibility to serve larger customers and expand globally.  With this strong foundation we can continue to expand our leadership position in the growing, multi-billion dollar market for cloud-based business communication solutions,” said Shmunis.

Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2013 and outlook for the fourth quarter of 2013 and the full year of 2013.

•	When: Tuesday, November 5, 2013 at 2PM PT (5PM ET).

•

Dial in:  To access the call in the United States, please (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 10000539 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•

Replay:  A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 10000539.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud business communications solutions. Easier to manage and more flexible than on-premise communications systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense of on-premise hardware and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding the expected ongoing shift toward cloud-based solutions, the expansion of our leadership position in the cloud-based communications market, and the trend toward a mobile and distributed workforce.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our prospectus filed with the Securities and Exchange Commission on September 27, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and available on the Investor Relations section of our website at http://ir.ringcentral.com/ and on the SEC website at www.sec.gov; and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the third quarter ended September 30, 2013.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share.  We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation and legal settlements.  We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.  In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.  Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share.  As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort.  For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions and RingCentral Office annualized exit monthly recurring subscriptions.  We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month.  We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric.

Investor Relations Contact:

Bob Lawson, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

Shahed Ahmed

(703) 390-1500

ahmed@merrittgrp.com

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$25,452	$37,864
Accounts receivable, net	2,492	2,690
Inventory	2,034	833
Prepaid expenses and other current assets	11,656	3,408
Total current assets	41,634	44,795
Property and equipment, net	17,301	17,008
Other assets	1,828	1,551
Total assets	$60,763	$63,354
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,494	$4,553
Accrued liabilities	20,484	21,487
Current portion of capital lease obligation	338	312
Current portion of long-term debt	9,617	7,636
Deferred revenue	15,573	11,291
Total current liabilities	52,506	45,279
Long-term debt	27,777	12,428
Sales tax liability	4,003	3,877
Capital lease obligation	365	703
Other long-term liabilities	1,422	996
Total liabilities	86,073	63,283
Shareholders’ equity (deficit):
Convertible preferred stock	—	74,020
Common stock	5	2
Additional paid-in capital	91,228	9,791
Accumulated other comprehensive loss	(154)	(85)
Accumulated deficit	(116,389)	(83,657)
Total shareholders’ equity (deficit)	(25,310)	71
Total liabilities and shareholders’ equity (deficit)	$60,763	$63,354

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Services	$37,925	$27,290	$104,669	$74,989
Product	4,009	2,298	10,494	6,412
Total revenues	41,934	29,588	115,163	81,401
Cost of revenues:
Services	12,080	9,191	34,178	26,310
Product	3,888	2,041	10,189	6,223
Total cost of revenues	15,968	11,232	44,367	32,533
Gross profit	25,966	18,356	70,796	48,868
Operating expenses:
Research and development	8,150	6,544	24,260	17,582
Sales and marketing	18,889	13,781	52,355	39,625
General and administrative	7,078	7,069	24,859	19,147
Total operating expenses	34,117	27,394	101,474	76,354
Loss from operations	(8,151)	(9,038)	(30,678)	(27,486)
Other income (expense), net	(647)	(505)	(2,120)	(764)
Loss before provision (benefit) for income taxes	(8,798)	(9,543)	(32,798)	(28,250)
Provision (benefit) for income taxes	54	25	(66)	57
Net loss	$(8,852)	$(9,568)	$(32,732)	$(28,307)
Net loss per common share:
Basic and diluted	($0.36)	($0.43)	($1.41)	($1.27)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	24,452	22,372	23,290	22,273

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(32,732)	$(28,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,606	4,389
Share-based compensation	4,546	1,984
Noncash interest and other expense related to warrants issued in connection with debt agreements	412	169
Changes in assets and liabilities
Accounts receivable	198	(749)
Inventory	(1,202)	435
Prepaid expenses and other current assets	(4,340)	(2,123)
Other assets	(200)	(405)
Accounts payable	1,652	(3,387)
Accrued liabilities	(366)	13,175
Deferred revenue	4,283	2,226
Other liabilities	553	544
Net cash used in operating activities	(20,590)	(12,049)
Cash flows from investing activities:
Purchases of property and equipment	(9,024)	(6,620)
Restricted investments	(130)	—
Net cash used in investing activities	(9,154)	(6,620)
Cash flows from financing activities:
Net proceeds from debt agreements	22,907	24,538
Repayment of debt	(5,928)	(3,039)
Repayment of capital lease obligations	(312)	(576)
Proceeds from issuance of preferred stock warrants issued in connection with debt agreements	1,625	501
Payment of deferred initial public offering costs	(1,773)	—
Proceeds from exercise of stock options and common stock warrants	835	403
Net cash provided by financing activities	17,354	21,827
Effect of exchange rate changes on cash and cash equivalents	(22)	(2)
Net increase (decrease) in cash and cash equivalents	(12,412)	3,156
Cash and cash equivalents:
Beginning of period	37,864	13,577
End of period	$25,452	$16,733

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Revenue:
Services	$37,925	$27,290	$104,669	$74,989
Product	4,009	2,298	10,494	6,412
Total Revenue	41,934	29,588	115,163	81,401
Cost of Revenue reconciliation:
GAAP Services	12,080	9,191	34,178	26,310
Stock-based compensation	(129)	(66)	(297)	(175)
Non-GAAP services	11,951	9,125	33,881	26,135
GAAP Product	3,888	2,041	10,189	6,223
Gross profit and gross margin reconciliation:
Non-GAAP Services	68.5%	66.6%	67.6%	65.1%
Non-GAAP Product	3.0%	11.2%	2.9%	2.9%
Non-GAAP Gross profit	62.2%	62.3%	61.7%	60.2%
Operating expenses reconciliation:
GAAP Research and development	8,150	6,544	24,260	17,582
Stock-based compensation	(367)	(223)	(884)	(536)
Non-GAAP research and development	7,783	6,321	23,376	17,046
As a % of total revenues non-GAAP	18.6%	21.4%	20.3%	20.9%
GAAP Sales and marketing	18,889	13,781	52,355	39,625
Stock-based compensation	(330)	(153)	(734)	(483)
Non-GAAP sales and marketing	18,559	13,628	51,621	39,142
As a % of total revenues non-GAAP	44.3%	46.1%	44.8%	48.1%
GAAP General and administrative	7,078	7,069	24,859	19,147
Stock-based compensation	(1,384)	(327)	(2,631)	(790)
Legal related matters	1,160	—	(3,097)	—
Non-GAAP general and administrative	6,854	6,742	19,131	18,357
As a % of total revenues non-GAAP	16.3%	22.8%	16.6%	22.6%
Loss from operations reconciliation:
GAAP loss from operations	(8,151)	(9,038)	(30,678)	(27,486)
Stock-based compensation	2,210	769	4,546	1,984
Legal related matters	(1,160)	—	3,097	—
Non-GAAP loss from Operations	(7,101)	(8,269)	(23,035)	(25,502)
Net loss reconciliation:
GAAP Net loss	(8,852)	(9,568)	(32,732)	(28,307)
Stock-based compensation	2,210	769	4,546	1,984
Legal related matters	(1,160)	—	3,097	—
Non-GAAP Net loss	$(7,802)	$(8,799)	$(25,089)	$(26,323)
Basic and diluted net loss per share
GAAP	$(0.36)	$(0.43)	$(1.41)	$(1.27)
Non-GAAP	$(0.32)	$(0.39)	$(1.08)	$(1.18)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	24,452	22,372	23,290	22,273